EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No.4 to Registration Statement No. 333-173219 on Form S-1 of USA Technologies, Inc. of our report dated September 25, 2012, relating to our audits of the consolidated financial statements and financial statement schedule which appear in the Annual Report on Form 10-K of USA Technologies, Inc. for the year ended June 30, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP
McGladrey LLP

New York, NY
November 20, 2012